Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Grown Rogue International, Inc., a Canadian corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Bengal Catalyst Fund, LP

Dated: July 1, 2025	By:	/s/ Joshua Rosen
	Name:	Joshua Rosen
	Title:	Managing Partner of Bengal Impact Partners, LLC, Bengal Catalyst Fund, LP's Investment Manager and Bengal Catalyst GP, LLC, Bengal Catalyst Fund, LP’s General Partner

Bengal Impact Partners, LLC

Dated: July 1, 2025	By:	/s/ Joshua Rosen
	Name:	Joshua Rosen
	Title:	Managing Partner

Bengal Catalyst GP, LLC

Dated: July 1, 2025	By:	/s/ Joshua Rosen
	Name:	Joshua Rosen
	Title:	Managing Partner

Dated: July 1, 2025	By:	/s/ Joshua Rosen
	Name:	Joshua Rosen
	Title:	Joshua Rosen,Individually

Dated: July 1, 2025	By:	/s/ Sanjay Tolia
	Name:	Sanjay Tolia
	Title:	Sanjay Tolia,Individually